UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934, as amended

Filed by the Registrant [X]
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[  ] Definitive Proxy Statement
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[X] Soliciting material Pursuant to Rule 14a-11(c) or Rule 14a-12

Evergreen Energy Inc .
(Name of Registrant as Specified in Its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement if Other than the Registrant)

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THIS FILING CONSISTS OF A LETTER MAILED BY THE COMPANY TO ITS STOCKHOLDERS NOTIFYING STOCKHOLDERS OF THE POSTPONEMENT OF THE COMPANY’S ANNUAL MEETING AND ATTACHING THE PRESS RELEASE ANNOUNCING THE RESCHEDULED ANNUAL MEETING FOR 2007.

EVERGREEN ENERGY INC.
1225 17th Street, Suite 1300
Denver, Colorado 80202

May 1, 2007

Dear Stockholder:

Evergreen Energy Inc. has rescheduled its 2007 annual stockholders meeting from May 8, 2007 to the new date of July 10, 2007. You are cordially invited to attend this meeting.

The change was made to allow Evergreen to file a revised proxy statement with the Securities and Exchange Commission to reflect the removal from the slate of Board candidates the former chairman, president and CEO, Mark S. Sexton, who, as previously announced, departed the company last week. The Board has since voted to withdraw its nomination of Mr. Sexton to serve another term as director.

The company expects to file its revised proxy statement in the near future and will distribute this proxy statement to its stockholders after the applicable review period has expired.

The Notice of Annual Meeting of Stockholders and the Proxy Statement will describe the business to be conducted at the meeting. We will also report on matters of current interest to our stockholders.

Feel free to forward us any questions you may have if you are unable to be present at the meeting. Our Internet website, located at http://www.evgenergy.com, is a convenient way to communicate with us.

                                                                                                                                                 Sincerely,

                                                                                                                                                 EVERGREEN ENERGY INC.

Kevin R. Collins
Interim Chief Executive Officer and President

EVERGREEN ENERGY INC. RESCHEDULES ANNUAL MEETING FOR JULY 10

DENVER, May 1, 2007 - Evergreen Energy Inc. (NYSE Arca: EEE), a leader in providing cost effective solutions for energy and environmental needs, has rescheduled its 2007 annual stockholders meeting from May 8, 2007 to the new date of July 10, 2007. The change was made to allow Evergreen to file a revised proxy statement with the Securities and Exchange Commission to reflect the removal from the slate of Board candidates of the former chairman, president and CEO, Mark S. Sexton, who, as previously announced, departed the company last week. The Board has since voted to withdraw its nomination of Mr. Sexton to serve another term as director.

The company expects to file its revised proxy statement in the near future and will distribute this proxy statement to its stockholders after the applicable review period has expired.

About Evergreen Energy

Evergreen Energy Inc. refines coal into a cleaner, more efficient and affordable solid fuel that is available today to meet the growing energy demands of industrial and utility customers while addressing important environmental concerns. Visit www.evgenergy.com for more information.

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Contacts:
Analysts and Investors                            Media and Public Affairs
Karli Anderson                                       Paul Jacobson
Director, Investor Relations                     VP, Corporate Communications
303.293.2992                                        303.293.2992